UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 14, 2011, Genie Energy Ltd. (“Genie”), a former subsidiary of IDT Corporation (the “Registrant”), filed Amendment No. 3 to its Registration Statement on Form 10 (the “Amendment”) in response to comments received from the Securities and Exchange Commission (“SEC”) on November 4, 2011.

Specifically, Genie made the following revisions to the Information Statement attached as Exhibit 99.1 to the Amendment:

1.
The disclosure in the “Material U.S. Federal Income Tax Consequences of the Spin-Off” section (including conforming changes made elsewhere in the Information Statement) was revised to specifically list the matters covered by the opinion issued by PricewaterhouseCoopers LLP (“PwC”) to the Registrant, and clarify certain other language related to the opinion. Specifically, the revised disclosure provides that the opinion concludes that “the distribution (i) should satisfy the business purpose requirement of [Section 355 of the of the Internal Revenue Code of 1986 (the “Code”)] for a tax-free distribution, (ii) should not be viewed as being used principally as a device for the distribution of earnings and profits of the distributing corporation or the controlled corporation or both, and (iii) should not be viewed as part of a plan (or series of related transactions) pursuant to which one or more persons will acquire directly or indirectly stock representing a 50 percent or greater interest in the distributing corporation or controlled corporation within the meaning of the relevant section of the Code. . . [The opinion] is based on certain facts and assumptions, and certain representations and undertakings, from [the Registrant] that certain conditions that are necessary to obtain tax-free treatment under the Code have been satisfied, and any inaccuracy in such representations could invalidate the ruling. Furthermore, the IRS did not rule on whether a distribution satisfies certain requirements, including those addressed in the opinion, necessary to obtain tax-free treatment under the Code.”  The disclosure in the “Material U.S. Federal Income Tax Consequences” of the Spin-Off section was also revised to clarify that the spin-off will qualify as tax-free for Genie, the Registrant and its stockholders and to delete the statement that only the Registrant can rely on the opinion issued by PwC.

2.
The disclosure in the Executive Compensation section was revised to provide in greater detail the information covered by Item 402(j) of Regulation S-K with respect to the employment agreements between Genie and each of Howard Jonas, Genie’s Chairman, Claude Pupkin, Genie’s Chief Executive Officer and Avi Goldin, Genie’s Chief Executive Officer.  Genie specifically included a separate section entitled “Potential Post-Employment Payments” following the description of the executive officers’ employment agreements which specifically highlights the potential post-termination payments of Genie’s officers, as described in the employment agreement section.

3.
The disclosure regarding bonus compensation in the Executive Compensation section was revised to clarify that (i) “[f]ollowing the end of a fiscal year, [the Registrant’s] management sets company-wide bonus levels, based on company performance and available resources, which are presented to the Compensation Committee of the Board of Directors” and (ii) “[t]he bonus amounts awarded to specific individuals were the result of subjective determinations made by the relevant members of management and the [Registrant’s] Compensation Committee with respect to each subject individual, based on company and individual performance, particularly relative to the performance factors set by the [Registrant’s] Compensation Committee at the beginning of the relevant periods which are set forth above, and levels relative to the bonuses of other [Registrant] personnel and officers. The individual bonus levels were not determined based on previously established formulae, targets or ranges.”

The foregoing is a summary of the revisions made to the Information Statement in response to the SEC’s comments.  A link to the Amendment can be found on the Investors Relations page of Genie’s website (www.genie.com).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name: Howard S. Jonas
Title: Chairman and Chief Executive Officer

Dated: November 14, 2011